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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Concord Camera Corp.
Hollywood, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-42552 and on the Forms S-8 listed below of Concord Camera Corp. of our report dated September 8, 2006, relating to the consolidated financial statements and financial statement schedule of Concord Camera Corp., which appears in this Form 10-K.

               Pertaining to the
               Concord Camera Corp.
Form S-8 No.   Stock Option Plan for:
------------   -----------------------------------------------------------------
333-80767      Concord Camera Corp. Incentive Plan
333-80705      Urs W. Stampfli
333-74754      Concord Camera Corp. Incentive Plan
333-31204      Dominic Lai
333-81726      Gerald J. Angeli
333-81766      Patrick Lam Chi Kong
333-81762      Rita Occhionero
333-81760      Alberto Pineres
333-81724      Ralph Sutcliffe
333-102976     Jy Chi George Yu
333-102981     Concord Camera Corp. 2002 Incentive Plan for New Recruits
333-102978     Concord  Camera Corp. 2002 Incentive Plan for Non-Officer
                  Employees, New Recruits and Consultants


                                        /s/ BDO Seidman, LLP
                                        ----------------------------------------
                                        Certified Public Accountants

Miami, Florida
September 8, 2006